UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Corgenix Medical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF CORGENIX MEDICAL CORPORATION

To be held December 17, 2013

TO THE SHAREHOLDERS OF

CORGENIX MEDICAL CORPORATION:

Notice is hereby given that an annual meeting (the “Annual Meeting”) of shareholders of Corgenix Medical Corporation (“Corgenix” or the “Company”) will be held at our corporate offices located at 11575 Main Street, Suite 400, Broomfield, Colorado, 80020, on Tuesday, December 17, 2013 at 9:00 a.m. Mountain Time for the following purposes:

1.                                      To elect seven (7) directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

2.                                      To ratify the appointment of Hein & Associates LLP, as our independent public accountants for the fiscal year ending June 30, 2014;

3.                                      To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement that accompanies this notice (Say-on-Pay);

4.                                      To vote, on a non-binding advisory basis, on the frequency of holding a shareholder vote on executive compensation (Say-On-Frequency);

5.                                      To approve the Corgenix Medical Corporation Fourth Amended and Restated Employee Stock Purchase Plan; and

6.                                      To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on October 30, 2013 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  Only holders of common stock of record at the close of business on October 30, 2013 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.  IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

CORGENIX MEDICAL CORPORATION

11575 Main Street, Suite 400

Broomfield, CO 80020

(303) 457-4345

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 17, 2013

GENERAL INFORMATION

This Proxy Statement is furnished to you as a holder of outstanding shares of Corgenix common stock, par value $.001 per share, in connection with the solicitation of proxies by the Board of Directors of Corgenix, for use at the Annual Meeting of shareholders to be held at our corporate offices located at 11575 Main Street, Suite 400, Broomfield, Colorado, USA, 80020, on Tuesday, December 17, 2013 at 9:00 a.m. Mountain Time.  Accompanying this Proxy Statement is the Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.  Our Annual Report on Form 10-K for the year ended June 30, 2013 also accompanies this Proxy Statement, but does not constitute part of these proxy soliciting materials.  We anticipate that this Proxy Statement and the accompanying proxy will be mailed to our shareholders on or about November 5, 2013.

All Proxies that are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed.  You may revoke a Proxy given to us at any time before it is voted either by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of Corgenix at our executive offices, or by attending the Annual Meeting and expressing a desire to vote your shares in person.

The close of business on October 30, 2013 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting.  As of the record date, we had outstanding 50,912,216 shares of common stock, par value $.001 per share, the only outstanding voting security of Corgenix, and approximately 81 shareholders of record.  A shareholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

If a shareholder abstains from voting on any matter, we intend to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business.  Additionally, we intend to count broker “non-votes” as present for purposes of determining the presence or absence of a quorum for the transaction of business.  A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Abstentions will be treated as a vote against that proposal, but broker non-votes will not be tabulated for purposes of determining whether a proposal has been approved.  Except in the case of broker non-votes, if a proxy is submitted without designating “FOR,” “AGAINST,” or “ABSTAIN” for any proposal, the shares of common stock represented by such proxy will be voted FOR such proposal.

At the Annual Meeting, the shareholders will consider and vote upon the following proposals:

•                  Election of Seven Directors: Directors are elected by a plurality of the votes of the shares of common stock entitled to vote on the election and present, in person or by properly executed proxy, at the Annual Meeting.

•                  Ratification of the appointment of Hein & Associates LLP as our independent public accountants for the fiscal year ending June 30, 2014:  To be approved, this matter must receive the affirmative vote of a majority of the shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting.

•                  Advisory approval of the compensation of our named executive officers (Say-on-Pay): To be approved, on a non-binding advisory basis, this matter must receive the affirmative vote of a majority of the shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting.

•                  Advisory vote on the frequency of a shareholder vote on executive compensation (Say-On-Frequency):  The option receiving a majority of votes cast will be considered the frequency selected by our shareholders on a non-binding advisory basis; in the absence of a majority of votes cast in support of any one frequency, the option that receives the greatest number of votes will be considered the frequency selected.  The options are: “EVERY YEAR”, “EVERY OTHER YEAR”, or “EVERY THREE YEARS”, or “ABSTAIN”.

•                  Approval of our Fourth Amended and Restated Employee Stock Purchase Plan:  To be approved, this matter must receive the affirmative vote of a majority of the shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting.

By order of the Board of Directors

CORGENIX MEDICAL CORPORATION

Douglass T. Simpson,
President and Chief Executive Officer
November 5, 2013

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.  CORGENIX HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT.  THE DELIVERY OF THIS PROXY STATEMENT DOES NOT MEAN THAT INFORMATION CONTAINED IN THIS PROXY STATEMENT IS CORRECT AFTER THE DATE OF THIS PROXY STATEMENT.  THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

QUESTIONS AND ANSWERS

1.                                      Q:                                  What may I vote on?

A:                                   You may vote on each of the following proposals:

1.                                      ELECTION OF DIRECTORS

There are seven nominees for election this year. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute.  If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Your Board unanimously recommends a vote FOR each of these nominees.

2.                                      RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors recommended and the Board of Directors has selected, subject to ratification by a majority vote of the shareholders in person or by proxy at the Annual Meeting, the firm of Hein & Associates LLP to continue as our independent public accountant for the current fiscal year ending June 30, 2014.

Your Board unanimously recommends that shareholders vote FOR ratifying the appointment of Hein & Associates LLP as the Company’s independent auditors.

3.                                      ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) requires providing shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our “named executive officers,” referred to as the “say-on-pay” proposal.  This proposal gives you, as a shareholder, the opportunity to endorse or not endorse executive compensation programs and policies and the compensation paid to our named executive officers as disclosed in the Proxy Statement.

Your Board unanimously recommends a vote FOR advisory approval of the Company’s executive compensation.

4.                                      ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER SAY-ON-PAY VOTING

Dodd-Frank also requires providing shareholders with an opportunity to cast a non-binding advisory vote on how frequently the Company should have shareholder say-on-pay votes, referred to as the “say-on-frequency” proposal.  This proposal gives you, as a shareholder, the opportunity to vote for the option of holding an advisory vote on executive compensation “EVERY THREE YEARS”, “EVERY TWO YEARS”, “EVERY ONE YEAR,” or you may “ABSTAIN.”

Your Board unanimously recommends a vote for the option of “THREE YEARS” as the preferred frequency for the advisory vote on the Company’s executive compensation.

5.                                      APPROVAL OF THE FOURTH AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has approved and is presenting the FOURTH Amended and Restated Employee Stock Purchase Plan (the “ESPP”) to the shareholders for approval.

Your Board unanimously recommends that shareholders vote FOR approval of the ESPP.

2.                                      Q:                                  Who is entitled to vote?

A:                                   Shareholders as of the close of business on October 30, 2013 are entitled to vote at the Annual Meeting.

3.                                      Q:                                  How do I vote?

A:                                   You may vote either in person or by proxy.  If you choose to vote by proxy, sign and date the proxy card you receive and return it in the prepaid envelope.  If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each nominee, FOR Proposals 2, 3, and 5, and “EVERY THREE YEARS” on Proposal 4.  You have the right to revoke your proxy at any time before the meeting by:

(a)                                 filing a written notice of revocation with the Corporate Secretary;

(b)                                 voting in person; or

(c)                                  returning a later-dated proxy card.

4.                                      Q:                                  How does discretionary authority apply?

A:                                   If you sign your proxy card, but do not make any selections, you give authority to Douglass T. Simpson, President and Chief Executive Officer, to vote on the proposals and any other matter that may arise at the meeting.

5.                                      Q:                                  Is my vote confidential?

A:                                   Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to the Company’s transfer agent, Computershare Investor Services, and handled in a manner that protects your voting privacy.  Your vote will not be disclosed except to permit Computershare Investor Services to tabulate and certify the vote, and except as required by law.

6.                                      Q:                                  What does it mean if I get more than one proxy card?

A:                                   If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  Sign and return all proxy cards to ensure that all of your shares are voted.  We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our transfer agent, Computershare Investor Services, at (303) 262-0600.

7.                                      Q:                                  How many shares can vote?

A:                                   As of the close of business on the record date, October 30, 2013, 50,912,216 shares of common stock were issued and outstanding.  Every holder of common stock as of the close of business on October 30, 2013, the record date, is entitled to one vote for each share held.

8.                                      Q:                                  What is a “quorum?”

A:                                   The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, whether in person or by proxy, constitutes a “quorum” at the Annual Meeting.  There must be a quorum for the meeting to be held.

9.                                      Q:                                  Who can attend the Annual Meeting?

A:                                   All shareholders that held shares of Corgenix on October 30, 2013 can attend.

10.                               Q:                                  How will voting on any other business be conducted?

A:                                   Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Douglass T. Simpson, President and Chief Executive Officer, to vote on such matters at his discretion.

11.                               Q:                                  Can a shareholder nominate someone to be a director of Corgenix?

A:                                   As a shareholder, you may recommend any person as a nominee for director of Corgenix by writing to the Chairman of the Nominating Committee of the Board of Directors, c/o Corgenix Medical Corporation, 11575 Main Street, Suite 400, Broomfield, Colorado 80020.

We must receive any recommendations by July 8, 2014 for the next annual meeting scheduled to be held on Tuesday, December 16, 2014 and said recommendations should include:

•                                          the name, residence and business address of the nominating shareholder and the shareholder’s nominee;

•                                          a representation that the nominating shareholder is a record holder of Corgenix stock or holds Corgenix stock through a broker and the number and class of shares held;

•                                          a representation that the nominating shareholder intends to appear in person or by proxy at the meeting of the shareholders to nominate the individual(s) if the nominations are to be made at a shareholder meeting;

•                                          information regarding each nominee that would be required to be included in a Proxy Statement, including the nominee’s principal occupation or employment, the class and number of shares beneficially owned by the nominee;

•                                          a description of any material interest of the shareholder in the nomination;

•                                          a description of any arrangement or understanding between and among the nominating shareholder and each and every nominee; and

•                                          the written consent of each nominee to serve as a director, if elected.

12.                               Q:                                  Who is soliciting proxies?

A.                                    The enclosed proxy is being solicited by the Board of Directors of Corgenix on behalf of Corgenix.  The cost of the solicitation shall be borne by Corgenix. It is anticipated that solicitations of proxies for the Annual Meeting will be made only by use of the mails; however, we may use the services of our directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of our shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in the performance of that task.

13.                               Q:                                  How much did this proxy solicitation cost?

A:                                   The total cost is estimated to be $15,000, which includes estimated out-of-pocket expenses.

GENERAL INFORMATION

Corgenix Medical Corporation, a Nevada corporation, is a diagnostic biotechnology company whose principal focus has been the discovery and development of diagnostic markers for the detection and management of important immunological disorders.  Until May 22, 1998, our business was conducted by and under the name of REAADS Medical Products, Inc., a Delaware corporation (“REAADS”).  On May 22, 1998, REAADS became a subsidiary of Corgenix, and its name was changed to Corgenix, Inc. when its wholly owned subsidiary merged with and into REAADS.

Our principal offices are located at 11575 Main Street, Suite 400, Broomfield, Colorado 80020, and our telephone number is (303) 457-4345.

AVAILABLE INFORMATION

We file reports, proxy materials and other information with the Securities and Exchange Commission (the “Commission”).  These reports, proxy materials and other information concerning Corgenix can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.  Copies can be obtained by mail from the Commission at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington D.C.  The Commission also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants (including Corgenix) that file electronically with the Commission.

Important Notice Regarding the Availability of Proxy Material for the Shareholder Meeting to Be Held on December 17, 2013:

The Proxy Statement for the Corgenix Medical Corporation 2013 Annual Meeting of Shareholders and Annual Report on Form 10-K for the year ended June 30, 2013 are available at www.edocumentview.com/CONX.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors currently consists of seven members, each with a term expiring at the Annual Meeting.  The Nominating Committee of the Board has recommended, and the Board has nominated, s seven directors for election at the Annual Meeting to serve as directors until the next annual meeting of the shareholders or until their successors have been elected and qualified.  Bruce A. Huebner, who previously served as a director since 2011, will not stand for re-election at this year’s Annual Meeting, as he resigned effective June 30, 2013 and was replaced by Dr. Brandon J. Price.  Information about each nominee is given below.

In addition to the information provided in the biographies below, each director was selected to join our Board of Directors based upon their character and integrity; their considerable business and governance experience; their proven leadership skills; and their willingness and ability to serve and commit the time necessary to perform the duties of a director.  No factor was by itself controlling.

Nominees

DR. BRANDON J. PRICE

Age: 64

Director since July 1, 2013

Effective July 1, 2013, the Board elected Dr. Price as a new director to fill the vacancy created by the resignation of Bruce A. Huebner effective June 30, 2013. Dr. Price currently serves as Principal Consultant at Falcon Ridge Associates, Inc., a position he has held since May 2005.  In that role, Dr. Price serves as co-founder of Biogenin S.A.P.I. de C.V., an importer into Mexico of veterinary and human pharmaceutical and diagnostic products. Dr. Price served as the Chief Executive Officer of GalenBio, Inc., a human and veterinary vaccine platform technology developer, from May 2007 to December 2012, while also serving as VP of Business development of Sterogene BioSeparations from May 2010 to December 2012.  In addition, Dr. Price served as Chief Executive Officer and Director of Cognate Therapeutics, Inc., a developer of human stem cell therapeutics, from September 2005 to February 2006. From May 2003 to August 2005, Dr. Price served as Vice President of Biotechnology Services for Cardinal Health.  From June 2000 to April 2003, he was Chief Executive Officer, President and Director of Goodwin Biotechnology, Inc., a cell culture contract manufacturing company, and from June 1998 to May 2000, he served as Chief Executive Officer and Director of CropTech Corporation, a biotechnology startup.  Dr. Price serves on the Board of Directors of Prairie Plant Systems, Inc. where he serves as the Chair of the Technology & Product Commercialization Committee, Virginia Biotechnology Research Park, where he serves as the Chairman of the Personnel Committee, OcuSciences, Inc., Center for Entrepreneurial Excellence at the University of Guadalajara Business School, and Nascent Biologics, Inc.  He also serves as the Chairman of the Professional Science Master’s Program Advisory Committee at the Virginia Commonwealth University, and is a visiting professor of Business at the University of Guadalajara Business School.  Dr. Price received a B.S. in Biophysics and Mathematics and a Ph.D. in Biophysics from the University of Michigan, Ann Arbor.

DENNIS FUSCO

Age: 62

Director since December 2012

Mr. Fusco was appointed to the Board in December 2012, and is currently a member of Hub Investment Group, LLC, an early stage organized angel group, with a focus on emerging technologies, healthcare, and life sciences. Effective January 2013, Mr. Fusco is currently a member of the Audit Committee of The Southcoast Health System, Inc., a community-based health delivery system with multiple access points, including three hospitals. In addition, since 2006, Mr. Fusco has been Chairman of the Board of Bay Club Members LLC, a member owned real estate and recreational community, and a consultant providing executive advisory, growth and recapitalization services to both a professional services and wealth management firm, and a private global design and manufacturing company. Concurrently, from 2009 to 2011, Mr. Fusco was New England Practice Leader and interim Managing Partner of Tatum, a division of Randstad US, a national firm that specializes in providing executive leadership and consulting services in finance, operations, and technology to public and private organizations. He was primarily responsible for private equity relationships, development, and account management services for portfolio companies. Mr. Fusco, from 1985 to 2004, also served as Chairman and Member of the Board of BDO USA, LLP (formerly BDO Seidman LLP), which is the U.S. member of BDO International, the fifth largest public accounting and consulting firm in the world, with affiliations in over 100 countries. While with BDO and prior to his becoming Chairman of the Board, Mr. Fusco was at various times Boston Office Managing Partner, National Assurance Business Line Leader, and Vice Chairman. From 1973 to 1985, Mr. Fusco was a Partner of Bornhofft Company, a Boston based regional public accounting firm, which merged its practice into BDO Seidman in 1985. While with Bornhofft Company, Mr. Fusco was a Partner prior to his election as Managing Partner. Mr. Fusco is a Certified Public Accountant in Massachusetts and received a B.S. in Accounting and a M.S.T. in Taxation from Bentley College, and also completed the Executive Education Program at Harvard Business School.

DOUGLASS T. SIMPSON

Age:  65

Director since May 1998

Douglass T. Simpson has been the President of Corgenix since May 1998 and was elected a director in May 1998. Mr. Simpson joined Corgenix’s operating subsidiary as Vice President of Business Development in 1992, was promoted to Vice President, General Manager in 1995, to Executive Vice President in 1996, to President in February 1998 and then to Chief Executive Officer in April 2006. Prior to joining Corgenix’s operating subsidiary, he was a Managing Partner at Venture Marketing Group in Austin, Texas, a health care and biotechnology marketing firm, and in that capacity, served as a consultant to REAADS from 1990 until 1992. From 1984 to 1990 Mr. Simpson was employed by Kallestad Diagnostics, Inc. (now part of BioRad Laboratories, Inc.), one of the largest diagnostic companies in the world, where he served as Vice President of Marketing, in charge of all marketing and business development. Mr. Simpson holds B.S. and M.S. degrees in Biology and Chemistry from Lamar University in Beaumont, Texas.

ROBERT TUTAG

Age: 72

Director since September 2005

Robert Tutag was appointed to the Company’s Board of Directors in September 2005, and is currently and since 1990, has been President of Unisource, Inc., a privately held Boulder, Colorado company which identifies and develops niche pharmaceutical products for generic and brand name pharmaceutical companies. From 1964 through 1982, Mr. Tutag was President and Chief Operating Officer of Tutag Corporation. In that capacity, he developed and managed operations of Cord Laboratories, one of the original generic pharmaceutical manufacturing companies, in addition to founding and overseeing Geneva Generics, a generic sales and distribution company, which developed into one of the country’s premier companies in its industry. Both Cord Laboratories and Geneva Generics were acquired by Ciba-Geigy

Corporation. During that time period, Mr. Tutag also served as a Director of Geneva Generics and as Vice President of Sales and a Director of Tutag Pharmaceuticals, a branded distribution company. From 1983 through 1989, Mr. Tutag was President and Chief Executive Officer of NBR Financial, Inc., a multi-bank holding company in Boulder, Colorado. Since 1977 until the present, Mr. Tutag has also been editor of GMP Trends, Inc., Boulder, Colorado, an informational newsletter that reviews FDA and GMP inspection reports (483’s) for the pharmaceutical and medical device industries. Mr. Tutag also served as interim president from 1999-2000 and was a director from 1997-2001 of the Bank of Cherry Creek in Boulder, Colorado. He received a BBA and an MBA from the University of Michigan.

DENNIS WALCZEWSKI

Age: 65

Director since January 2006

Dennis Walczewski was appointed to the Company’s Board of Directors in January 2006. Mr. Walczewski’s background consists of over 30 years experience in the Diagnostic and Biotechnology industries. Mr. Walczewski has held either management or executive positions in Promega, T-Cell Diagnostics, Endogen and Boehringer Mannheim (now Roche). He had been employed by MBL International, or MBLI, the American subsidiary of Medical and Biological Laboratories Co., Ltd. a medical diagnostic company headquartered in Nagoya Japan, for the previous ten years and through September 21, 2013, was their Chief Executive Officer. During that time frame, from 2008 through 2012, Mr. Walczewski was also President of MBL Bion, a subsidiary of MBLI. Mr. Walczewski holds a B.S. in Chemistry from Suffolk University and an MBA from Indiana Wesleyan University. Mr. Walczewski, for the past three years, has served as a Trustee of Suffolk University and is involved with the Boy Scouts of America.

STEPHEN P. GOUZE

Age: 62

Director since February 2008

Stephen P. Gouze was appointed to the Company’s Board of Directors in February, 2008, and in July 2009, was elected Chairman of the Board.  Mr. Gouze was selected as Chairman of the Board due to his extensive senior executive experience in our industry segment.  From 1998 through 2008, Mr. Gouze was President of DiaSorin, Inc., the U.S. subsidiary of a $250 million international diagnostic company, DiaSorin, S.p.A., a company focusing on hepatitis, endocrinology and instrumentation. From 1997 to 1998, Mr. Gouze was Vice President, Sales and Marketing of IncSTAR Corporation, the predecessor company of DiaSorin. From 1994 to 1997, Mr. Gouze was Vice President, Sales and Marketing for PathCor, Inc. (Medical Arts Laboratory), an Oklahoma City clinical testing laboratory. From 1989 to 1994, Mr. Gouze was the Director of Marketing of Sanofi Diagnostics Pasteur, a major international diagnostic company focusing on blood viruses, autoimmunity and allergies, and from 1987 to 1989, he was the Marketing Manager of Kallestad Diagnostics, Inc. (now part of BioRad Laboratories, Inc.), a predecessor division of Sanofi Diagnostics Pasteur. Mr. Gouze received a B.S. in Medical Technology from the University of Wisconsin.

DAVID LUDVIGSON

Age: 63

Director since July 2010

David Ludvigson was appointed to the Company’s Board of Directors in July 2010, and is currently President of Knight-Ludvigson Advisors, a business consultancy firm in addition to being a Director of China Stem Cells since June of 2010. In addition, from June 2013 to the present, Mr. Ludvigson has been the Chief Executive Officer of Nanomix, a developer of Point of Care diagnostic systems for use in mobile, pre-hospital and emergency room situations. From 2003 until 2009, Mr. Ludvigson was an executive with Nanogen, Inc., a molecular and point of care diagnostics company (“Nanogen”). Mr. Ludvigson joined Nanogen full-time as Executive Vice President, Chief Financial Officer and Treasurer and was appointed to the position of President and Chief Operating Officer in June, 2004. Mr. Ludvigson was a director of Nanogen from 1996 until June 2003. Prior to joining Nanogen, he was President and Chief Executive Officer of Black Pearl, Inc. (“Black Pearl”), an event-based business intelligence software company, from November 2001 until January, 2003. Prior to Black Pearl, from August 2000 to January 2001, Mr. Ludvigson was President of InterTrust Technologies, a digital rights management software company. Prior to joining InterTrust Technologies, Mr. Ludvigson was a Senior Vice President and Chief Operating Officer of Matrix Pharmaceuticals, Inc. (“Matrix”) from October 1999 to August 2000. In addition, from 1998 to August 2000 he was also the Chief Financial Officer of Matrix. From February 1996 to June 1998, Mr. Ludvigson was President and Chief Operating Officer of NeTpower. From 1992 to 1995, Mr. Ludvigson was Senior Vice President and Chief Financial Officer of IDEC Pharmaceuticals. Prior to that time, he served as Senior Vice President of Sales and Marketing for Conner Peripherals and as Executive Vice President, Chief Financial Officer and a director of MIPS Computer Systems, Inc., a RISC microprocessor developer and systems manufacturer. Mr. Ludvigson is also a Director of China Stem Cells Ltd. Mr. Ludvigson received a B.S. and an M.A.S. from the University of Illinois.

Votes Required to Elect Directors; Board Recommendation

Directors are elected by a plurality of the votes of the shares entitled to vote in the election and present, in person or by proxy, at the Annual Meeting.  It is anticipated that proxies will be voted for the nominees and the Board has no reason to believe that any of the nominees will be unwilling or unable to serve as directors, if elected.  In the event that any nominee is unable to serve, the proxy holder named in the proxies will vote for the election of such substitute or additional nominees as the Board may propose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE.

BOARD AND COMMITTEES

Structure and Operation of the Board of Directors

You should know the following information about the structure of the Board of Directors and its operations:

•                                          Each director serves until the director resigns, or until the director’s successor is duly elected, appointed or seated.

•                                          As of June 30, 2013, the Board consisted of five outside or “independent” directors as that term is defined by the New York Stock Exchange (the “NYSE”) — Messrs. Tutag, Gouze, Walczewski, Huebner, and Fusco (the “Outside Directors” or “Independent Directors”); one director who serves as the representative of one of our Strategic Partners, the Elitech Group, Mr. Ludvigson; and one director who is the Company’s President and Chief Executive Officer, Mr. Simpson.  We have also determined that Dr. Price, who replaced Huebner effective July 1, 2013, qualifies as an “independent director” under the NYSE definition and shall be included in the definition of “Outside Directors” or “Independent Directors” as used throughout this Proxy Statement.

•                                          The Company maintains separate roles for the Chief Executive Officer and Chairman of the Board.  This leadership structure allows the Chief Executive Officer, Mr. Simpson, to provide day-to-day management, serve as a leader to the management team, set the strategic direction of the Company and formulate corporate strategy.  Mr. Gouze, an independent director and the Chairman, brings experience, oversight and expertise from outside the Company and industry to lead the Board and provide advice and assistance to the Chief Executive Officer.  The Board believes that this structure is effective and allows for a balanced corporate vision and strategy.

•                                          The Board usually meets in scheduled meetings either in person or via conference telephone call.  In Corgenix’s fiscal year ended June 30, 2013, the Board took no action solely by written consent, in lieu of a formal meeting.  The Board met six times in person or via conference telephone call.

Risk Oversight

The Board’s Independent Directors have an active role in overseeing management of the Company’s risks.  The Board’s role in risk oversight includes reviewing information provided by Company management of areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, and strategic risks.  The Board’s Independent Directors regularly meet in executive sessions to discuss all material matters, such as executive compensation, goals of the Company and risks.  The Board and the Independent Directors use the information to understand the Company’s risk identification, risk management, and risk mitigation policies and procedures.  The Board believes that risk management is an integral part of the Company’s strategic planning process, which addresses, among other things, the risks and opportunities facing the Company.

Structure and Operation of the Committees

The Board has established a standing Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, all of which are chaired by an Outside Director.  You should know the following information about the operations of the three committees of the Board:

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Because the Company’s common stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the NASDAQ regarding the membership of the Company’s Audit Committee. However, each of the members of the audit committee is independent as defined by the NYSE.

The Board has adopted a written charter for the Audit Committee. The charter may be viewed on the Company’s website at www.Corgenix.com.

The Audit Committee consists of two Outside Directors: Messrs. Fusco and Walczewski. Mr. William Critchfield, the Senior Vice President Operations and Finance and Chief Financial Officer, participates in Audit Committee meetings as requested. The Board has determined that Mr. Fusco qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the Commission and is independent as defined by the NYSE.

The functions of the Audit Committee include:

•                  making recommendations to the Board regarding the selection of independent auditors,

•                  reviewing the results and scope of the audit and other services provided by Corgenix’s independent auditors, and

•                  reviewing and evaluating Corgenix’s audit and control functions.

Five Audit Committee meetings were held during the last fiscal year.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving our accounting, financial reporting and internal control functions. The Audit Committee has sole authority to select our independent registered public accounting firm.

Management is responsible for preparing the financial statements so that they comply with generally accepted accounting principles of the United States of America and fairly present our financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the Commission; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the PCAOB, as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with maintaining the independence of the accountants.

Based on the above discussion and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the Commission.

Audit Committee of Corgenix Medical Corporation

Dennis Fusco

Dennis Walczewski

Compensation Committee

As of June 30, 2013, the Compensation Committee consisted of two Outside Directors, its Chairman, Mr. Tutag and Mr. Huebner.  As of July 1, 2013, Dr. Price replaced Mr. Huebner on the Committee. Each member of the Compensation Committee is independent as defined by the NYSE.  The purpose of the Compensation Committee is to (i) discharge the Board’s responsibility relating to compensation of our executive officers; (ii) review and recommend to the Board compensation plans, policies and programs as well as approve individual executive officer compensation; and (iii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Additionally, the Committee overseas the Chief Executive Officer, or CEO, as well as executive management appointments at our headquarters and major subsidiaries. Committee members are appointed by the Board of Directors on the recommendation of the Nominating/Corporate Governance Committee and serve such terms as the Board may determine, or until their earlier resignation, death or removal by the Board.

The main objective of the Compensation Committee is the development of the philosophy and policy that will guide executive pay practices and decisions, such as:

•                  Recruitment and retention of officers;

•                  Creation of pay plans that tie to shareholder interests;

•                  Establishment of pay programs with the appropriate mix of fixed pay versus variable pay;

•                  Incorporation of an appropriate amount of risk and stretch goals into incentive programs;

•                  Establishment of pay programs which are efficient from tax, accounting and securities law perspectives;

•                  Ensure there are no barriers to desired business transactions; and

•                  Ensure protection of proprietary information and protect against future competition by executives through employment agreements and non-compete covenants.

The most significant duties and responsibilities of the Compensation Committee are as follows:

•                  Annually review and approve the goals and objectives relevant to CEO compensation and evaluate the CEO’s performance in light of the goals and objectives and establish the individual elements of the CEO’s total compensation;

•                  Establish compensation plans, including policies and programs with respect to the incentive compensation plans and equity-based plans;

•                  Review and monitor our employee and management compensation and benefit plans and policies, provide oversight of any employee benefit plans, and review and approve the compensation of executive officers;

•                  Review and approve, for the CEO and other officers, when and if appropriate, employment agreements, severance agreements and change of control provisions/agreements; and

•                  Report on the executive compensation as required by applicable laws and regulations for inclusion in our proxy statement or other filings with the Commission.

Our Compensation Committee has the authority to seek advice and assistance from outside consultants and our executive officers in determining and evaluating director, CEO and other executive officer compensation. The overall goals have been to attract, retain, motivate, and align the executives and directors with shareholder share value. During fiscal year 2013, we solicited advice from an outside consultant. The consultant provided us with recommendations and findings on executive base pay, bonus, long-term incentive cash and equity awards. The recommendations and findings are used for executives as a long-term target to give the various pay components a grounded focus. The Compensation Committee has the authority to obtain advice and assistance from any officer or any outside legal experts or other advisors. The Compensation Committee has also utilized the advice of the CEO in determining compensation and performance of executive officers.

The Compensation Committee met three times during the last fiscal year.  The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.Corgenix.com.

Summary of Compensation Committee Philosophy on Executive Compensation

Executive Compensation Programs.  The Company’s compensation programs are aimed at enabling it to attract and retain the best possible executive talent and rewarding those executives commensurate with their ability and performance.  The Company’s compensation programs consist primarily of base salary, bonus plan, payment of group health insurance, automobile allowance and stock option plan.

Base Salary.  Base salaries for executive officers are determined in the same manner as that of other salaried employees.  Salary guidelines are established by comparing the responsibilities of the individual’s position in relation to similar positions in other medical device companies.  Individual salaries were determined this year by considering respective levels of responsibility, position and industry comparables, etc.

Bonus Plan.  Bonuses for executive officers are determined based on achievement of pre-established goals related to corporate revenues and net income.

Incentive Compensation Plan.  The 2011 Incentive Compensation Plan is intended to encourage ownership of shares of the Company by employees, directors and consultants of the Company, thereby providing additional incentives for such employees, directors and consultants to promote the success of the business.  Options granted to executive officers under the 2011 plan would be either incentive stock options or nonstatutory stock options, and shares may be sold or granted at the discretion of the Board and as reflected in the terms of a written stock option agreement.  Restricted stock may also be awarded under the plan.

Stock Purchase Plan.  On January 17, 2012, at our Annual Meeting of shareholders, the shareholders voted to approve the Third Amended & Restated Employee Stock Purchase Plan, effective January 1, 2012. The maximum number of shares that may be sold under the Third Amended & Restated Employee Stock Purchase Plan is 500,000 shares, which shares have been registered with the SEC.  On October 24, 2013 the Board approved the Fourth Amended and Restated Employee Stock Purchase Plan, subject to shareholder approval, as provided in Proposal 5 of this Proxy Statement.  If the shareholders approve the ESPP, it will replace the Third Amended & Restated Employee Stock Purchase Plan effective on January 1, 2014.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee, which met four times during fiscal year ending June 30, 2013, is currently comprised of its Chairman, Mr. Walczewski, and Mr. Tutag.  Each member of the Nominating/Corporate Governance Committee is independent as defined by the NYSE.  The Nominating/Corporate Governance Committee is responsible for overseeing and evaluating the Board’s performance and selecting and evaluating prospective Board of Directors nominees and reviewing all matters pertaining to fees and retainers paid to directors for service on the Board of Directors or a Board committee.  The Committee also oversees and provides advice to the Board regarding our corporate governance policies, practices and procedures.

The Board of Directors has adopted a written charter for the Nominating/Corporate Governance Committee, a copy of which is available on the Company’s website at www.Corgenix.com.

The Nominating/Corporate Governance Committee will receive, review and evaluate director candidates recommended by shareholders.  The Committee has adopted written procedures to be followed by shareholders in submitting such recommendations.  Candidates proposed by shareholders will be evaluated by the Committee in the same manner as candidates who are not proposed by shareholders.  While shareholders may propose director nominees at any time, we must receive the required notice (described below) on or before the date set forth in the prior year’s annual Proxy Statement under the heading “Shareholder Proposals” in order to be considered by the Committee in connection with our next annual meeting of shareholders.

Shareholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Chairman of the Nominating/Corporate Governance Committee, which identifies the candidate and includes certain information regarding the nominating shareholder and the candidate.  Procedures for nomination are discussed above in “Questions and Answers.”

A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to Corgenix.  The Nominating/Corporate Governance Committee seeks to identify director nominees that have diverse professional and educational backgrounds that are believed to complement the skills offered by existing Board members.  The Nominating/Corporate Governance Committee will evaluate the independence of directors and potential directors, as well as his or her business experience, or specialized skills or experience.  The Committee will also consider issues involving possible conflicts of interest of directors or potential directors.

Communication with Shareholders

We have established a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors of Corgenix should send an email, write or telephone William Critchfield at the Company’s corporate offices:

William Critchfield

Senior Vice President, Operations and Finance and CFO

Corgenix Medical Corporation

11575 Main Street, Suite 400

Broomfield, Colorado 80020

Telephone: (303) 453-8903

Facsimile: (303) 453-8898

wcritchfield@corgenix.com

All such communication must state the type and amount of Company securities held by the shareholders and must clearly state that the communication is intended to be shared with the Board of Directors, or if applicable, with a specific committee of the Board.  Mr. Critchfield will forward all such communication to the members of the Board or specific Board committee.

Director Attendance at the Annual Meeting

All members of the Board of Directors are encouraged, but not required, to attend the Annual Meeting.  All directors attended last year’s annual meeting of shareholders.

Code of Ethics

Corgenix has adopted a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller or those performing similar functions.  We have also adopted a code of business conduct which applies to all directors and employees.  A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.Corgenix.com.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information with respect to the current and nominated directors and executive officers of Corgenix:

Name	Age	Position	Director/ Officer Since
Douglass T. Simpson	65	President and Chief Executive Officer, Director	1998
Ann L. Steinbarger	60	Senior Vice President - Sales and Marketing	1998
William H. Critchfield	67	Senior Vice President - Operations and Finance and Chief Financial Officer	2000
Robert Tutag	71	Director	2005
Dennis Walczewski	65	Director	2006
Stephen P. Gouze	61	Director, Chairman of the Board	2008
David Ludvigson	62	Director	2010
Dennis J. Fusco	62	Director	2013
Brandon J. Price	64	Director	2013	*

* Effective July 1, 2013, Dr. Price replaced Bruce A. Huebner, who resigned from the Board effective June 30, 2013.

Biographical information regarding each of our directors and executive officers is as follows. The following paragraphs also include specific information regarding each individual’s experience, qualifications, attributes or skills that led the Board of Directors to the conclusion that the individual should serve on the Board of Directors as of the date of this filing, in light of our business and structure.

Douglass T. Simpson —Mr. Simpson’s biographical information is on page 7 of this Proxy Statement.

William H. Critchfield has been Senior Vice President Operations and Finance and Chief Financial officer since April 2011, was the Senior Vice President Finance and Administration and Chief Financial Officer of the Company since April 2006, and was Vice President and Chief Financial Officer from December 2000 to April 2006. Prior to joining Corgenix, Mr. Critchfield was Executive Vice President and Chief Financial Officer of U.S. Medical, Inc., a Denver, Colorado based privately held distributor of new and used capital medical equipment. From May of 1994 through July of 1999, he served as President and Chief Financial Officer of W.L.C. Enterprises, Inc., a retail business holding company. From November 1991 to May 1994, Mr. Critchfield served as Executive Vice President and Chief Financial Officer of Air Methods Corporation, a publicly traded company which is the leading U.S. company in the air medical transportation industry and is the successor company to Cell Technology, Inc., a publicly traded biotechnology company, where he served in a similar capacity from 1987-1991. From 1986 through September 1987 he served as Vice President of Finance and Administration for Biostar Medical

Products, Inc., a developer and manufacturer of diagnostic immunoassays. In the past, Mr. Critchfield also served as Vice President of Finance for Nuclear Pharmacy, Inc., formerly a publicly traded company and the world’s largest chain of centralized radiopharmacies. Mr. Critchfield is a certified public accountant in Colorado. He graduated magna cum laude from California State University-Northridge with a Bachelor of Science degree in Business Administration and Accounting.

Ann L. Steinbarger has been the Senior Vice President of Sales & Marketing since April 2011, was the Senior Vice President of Operations from April 2006 to April 2011 and was the Vice President of Sales and Marketing from May 1998 to April 2006. Ms. Steinbarger joined Corgenix’s operating subsidiary in January 1996 as Vice President, Sales and Marketing with responsibility for its worldwide marketing and distribution strategies. Prior to joining Corgenix, Ms. Steinbarger was with Boehringer Mannheim Corporation, Indianapolis, Indiana, a $200 million IVD company. At Boehringer from 1976 to 1996, she served in a series of increasingly important sales management positions. Ms. Steinbarger holds a B.S. degree in Microbiology from Purdue University in West Lafayette, Indiana.

Robert Tutag - Mr. Tutag’s biographical information is on page 7 of this Proxy Statement.

Dennis Walczewski - Mr. Walczewski’s biographical information is on page 8 of this Proxy Statement.

Stephen P. Gouze - Mr. Gouze’s biographical information is on page 8 of this Proxy Statement.

David Ludvigson - Mr. Ludvigson’s biographical information is on page 8 of this Proxy Statement.

Dennis J. Fusco -Mr. Fusco’s biographical information is on page 6 of this Proxy Statement.

Dr. Brandon J. Price -Dr. Price’s biographical information is on page 6 of this Proxy Statement.

All directors serve until their successors have been duly elected and qualified, unless they earlier resign.

Directors are elected by a plurality of the shareholders at annual or special meetings of shareholders held for that purpose. There have been no material changes to the way in which shareholders may recommend nominees to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the Company’s outstanding common stock, to file reports of ownership and changes in ownership with the Commission within specified time periods.  Such officers, directors and shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the information received and written representations from the persons subject to Section 16(a), we believe that all of the Company’s directors and executive officers filed their required reports on a timely basis during the fiscal year ended June 30, 2013.

EXECUTIVE COMPENSATION

The following table shows how much compensation was paid by Corgenix for the last three fiscal years to our Principal Executive Officer, and the other two most highly compensated Executive Officers, for services rendered during such fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Nonequity Incentive Plan Comp ($)	All other Comp. ($)(1)(2)	Total ($)
Douglass T. Simpson	2013	$227,970	$—	$—	$—	$—	$20,777	$248,747
President, Chief Executive Officer	2012	$227,970	$—	$—	$13,454	$—	$17,130	$258,554
	2011	$218,970	$15,000	$—	$8, 873	$—	$17,471	$260,314

William H. Critchfield,	2013	$206,703	$—	$—	$—	$—	$20,777	$227,480
Senior Vice President Operations and Finance Chief Financial Officer	2012	$206,703	$—	$—	$11,212	$—	$17,130	$235,045
	2011	$191,502	$15,000	$—	$8,873	$—	$18,221	$233,596
						$—
Ann L. Steinbarger	2013	$171,344	$—	$—	$—	$—	$21,408	$192,752
Senior Vice President Sales and Marketing	2012	$171,344	$—	$—	$8,969	$—	$17,644	$197,957
	2011	$165,550	$3,500	$—	$—	$—	$17,995	$187,045

(1)                                  We paid each executive officer an automobile allowance of $500 per month in 2013, 2012 and 2011, in addition to paying approximately 95% of each officer’s group health insurance premium.

(2)                                  There is no golden parachute compensation.

(3)                                  The fair value of stock awards is determined by using the closing stock price at the date of the award.

Outstanding Equity Awards at Fiscal Year End

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Weighted Average Option Exercise Price ($/Share)	Option Expiration Dates	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)

Douglass T. Simpson	567,000	60,000	—	$0.31	8/2/13 -	—	—	—	—
					8/22/17

William H. Critchfield	451,000	50,000	—	$0.29	8/2/13 -	—	—	—	—
					8/22/17

Ann L. Steinbarger	263,000	40,000	—	$0.38	8/2/13 -	—	—	—	—
					8/22/17

Director Compensation

Name	Fees Earned	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Douglass T. Simpson	—	—	—	—	—	—	—
David Ludvigson	—	—	$3,881	—	—	—	$3,881
Dennis Walczewski	$7,500	—	$3,881	—	—	—	$11,381
Robert Tutag	$7,500	—	$3,881	—	—	—	$11,381
Bruce A. Huebner (1)	$6,500	—	$3,881	—	—	—	$10,381
Stephen P. Gouze	$6,000	—	$3,881	—	—	—	$9,881
Dennis J. Fusco	$5,500	—	$7,374	—	—	—	$12,874

(1) Mr. Huebner resigned from the Board, effective June 30, 2013.

Our current policy is to pay each Independent Director a quarterly retainer of $1,500, plus $500 per Board meeting and $500 per Board committee meeting (audit, compensation and nominating) either attended in person or via telephone. In addition, annually each Independent Director is granted options to purchase shares of our common stock at the fair market value at the date of grant, vested 100%, one year after grant. Per our arrangement with ELITech, Mr. Ludvigson is not compensated in cash by Corgenix for Board meetings attended, but does, however, receive stock options in parallel with the Independent Directors.

Short-Term Incentive Compensation

For the fiscal year ended June 30, 2013, we adopted a One Year Short-term Incentive Compensation Plan to provide executive officers an opportunity to earn shares of our common stock as a bonus in lieu of cash compensation upon the achievement by the Company of certain stipulated and targeted financial results. No shares of common stock were issued under this plan in fiscal 2013.

On January 17, 2012, the shareholders approved the 2011 Incentive Compensation Plan (the “2011 Incentive Plan”), which had been previously approved by the Board of Directors. The 2011 Incentive Plan authorizes the issuance of qualified performance-based compensation awards which meet the requirements of Section 162(m) of the Code regarding deductibility of executive compensation. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to certain “covered employees.”  “Qualified performance-based compensation” is not subject to the $1 million deduction limit.  A “covered employee” is any employee who as of the close of the tax year is the principal executive officer of the corporation or whose total compensation for that taxable year is required to be reported to shareholders under the Exchange Act by reason of such employee being among the three highest compensated officers for the tax year (other than the principal executive officer or the principal financial officer).

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises by the Named Executive Officers during the fiscal year ended June 30, 2013 and outstanding options held by the Named Executive Officers as of June 30, 2013:

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Shares Underlying Options at FY-End # Exercisable and Unexercisable	Value of In-the-Money Options at FY-End ($) Exercisable/Unexercisable(1)
Douglass T. Simpson	0	0	507,000/60,000	$197,530/$10,571
William H. Critchfield	0	0	401,000/50,000	$194,007/$7,047
Ann L. Steinbarger	0	0	223,000/143,000	$21,140/$8,809

(1)          Based on the closing price of the Company’s common stock at June 30, 2013 of $0.18 per share.

Employment Agreements

In 2001, we entered into employment agreements with each of the Company’s four executive officers. Effective May 1, 2010, these contracts were modified.  As of July 1, 2013 the annual salaries for the three Executive Officers are as noted opposite each of their names:

Officer	Current Annual Salary
Douglass T. Simpson	$240,000
William H. Critchfield	$219,000
Ann L. Steinbarger	$182,000

Each of the above employment agreements is for an initial term of three years, followed by automatic annual renewal periods (unless the Company provides written notice of non-renewal), provides for severance payments equal to twelve month’s salary and benefits if the employment of the officer is terminated without cause (as defined in the respective agreements), and an automobile expense reimbursement of $500 per month.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	3,612,000	$0.19	3,273,000
Equity compensation plans not approved by security holders	—	—	—
Total	3,612,000	$0.19	3,273,000

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of Corgenix was composed of Mr. Tutag and Mr. Huebner as of June 30, 2013, and upon Mr. Huebner’s resignation and Dr. Price’s election to the Board, effective July 1, 2013, is currently composed of Mr. Tutag and Dr. Price, with Mr. Tutag serving as Chairman.  No interlocking relationship exists between any member of the Board or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2013, certain information regarding the ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each executive officer, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each person shown is c/o Corgenix, 11575 Main Street, Suite 400, Broomfield, CO 80020.  Beneficial ownership, for purposes of this table, includes debt convertible into common stock and options and warrants to purchase common stock that are either currently exercisable or convertible or will be exercisable or convertible within 60 days of October 30, 2013. No director or executive officer beneficially owned more than 5% of the common stock.

The percentage ownership data is based on 50,651,413 shares of our common stock outstanding as of September 30, 2013, plus warrants and stock options outstanding in addition to common shares underlying convertible debt and redeemable preferred stock.  Under the rules of the Commission, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants or underlying convertible debt that are currently exercisable or convertible, or will become exercisable or convertible, within 60 days of September 30, 2013 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the option or warrant, or convertible promissory note, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned.

	Amount and Nature of Beneficial Owner
Name and Address of Beneficial Owner	Number	Percent of Class
Wescor, Inc.	25,896,845	45.18%
Warrant Strategies Fund LLC(2)	3,252,658	4.99%
350 Madison Avenue, 11th Floor
New York, NY 10017
Douglass T. Simpson (1)	655,838	1.29%
William H. Critchfield (1)	566,545	1.11%
Robert Tutag (1)	1,221,000	2.40%
Ann L. Steinbarger (1)	262,855	0.52%
Brandon J. Price (1)	—	0.00%
Stephen P. Gouze (1)	1,252,612	2.46%
David Ludvigson (1)	120,000	0.24%
Dennis Walczewski (1)	260,000	0.51%
Dennis Fusco(1)	40,000	0.08%
All current directors and current executive officers as a group (9 persons)	4,378,850	8.53%

(1)                                  Current director or officer

(2)                                  Contractual restrictions in its warrants and/or convertible note and purchase agreement with Corgenix prohibits  Warrant Strategies Fund from exercising any warrants or converting any debt if such conversion or exercise would cause either entity to exceed 4.99% beneficial ownership of Corgenix. Warrant Strategies Fund holds warrants to acquire up to 6,485,455 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have not been any transactions, or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any director or executive officer of the Company, nominee for election as a director, any five percent shareholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.

PROPOSAL 2

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s principal outside accountant who serves as the Company’s auditor and the Company’s principal outside accountant for preparation of the Company’s Federal and State income tax returns is Hein & Associates LLP.  The aggregate fees billed by Hein & Associates LLP for each of the last two fiscal years for professional services rendered by the Company’s principal accountants are as follows:

	Audit Fees (Includes Form 10-Q Reviews & Consents)	Audit-Related Fees	Tax Fees	All Other Fees
Fiscal year ended June 30, 2013	$107,145	$—	$8,100	$—
Fiscal year ended June 30, 2012	$111,983	$—	$15,325	$—

The Company’s Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The Audit Committee pre-approves all permissible non-audit services and all audit, review or attest engagements required under the securities laws (including the fees and terms thereof) to be performed for the Company by its registered public accounting firm, provided, however, that de-minimus non-audit services may instead be approved in accordance with applicable Commission rules.

The Audit Committee of the Board of Directors recommended, and the Board has selected, subject to ratification by a majority vote of the shareholders in person or by proxy at the Annual Meeting, the firm of Hein & Associates LLP to continue as the Company’s independent public accountant for the current fiscal year ending June 30, 2013.  Hein & Associates LLP served as the principal independent public accounting firm utilized by us for the fiscal year ended June 30, 2013.  We anticipate that a representative of Hein & Associates LLP will attend the Annual Meeting for the purpose of responding to appropriate questions.  At the Annual Meeting, a representative of Hein & Associates LLP will be afforded an opportunity to make a statement if desired, and will be available to respond to appropriate questions.

Votes Required to Ratify Accountants; Board Recommendation

Ratification of Hein & Associates LLP’s appointment requires the affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting, in person or by properly executed proxy, and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFYING THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL 3

ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

(SAY-ON-PAY)

This proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers.  Pursuant to Commission rules, shareholders will have the opportunity at least once every three years to approve or not approve executive compensation.  As stated in the Proxy Statement, our Named Executive Officers are Douglass Simpson, President and Chief Executive Officer; William Critchfield, Senior Vice President  Operations and Finance and Chief Financial Officer;  and Ann Steinbarger, Senior Vice President Sales and Marketing.  This vote is not intended to address any particular component of any compensation package, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement. We are providing this vote as required by Section 14A of the Exchange Act. Accordingly, we are asking our shareholders to vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement under the heading entitled “Executive Compensation.”

The Company’s compensation packages for its Named Executive Officers are designed to enable the Company to recruit, retain and motivate its executive officers, to synchronize executive compensation with the Company’s performance, to motivate executive officers to achieve the Company’s business objectives, to provide performance incentives and minimize undue risk to the Company. The Board of Directors believes that the Company’s approach to compensating its executive officers, as described in this Proxy Statement, effectively accomplishes these objectives.

Vote Required; Board Recommendation

This Say-on-Pay proposal is advisory and non-binding.  To be approved, on a non-binding advisory basis, this proposal must receive the affirmative vote of a majority of the shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting.  However, the approval or disapproval of this proposal by shareholders will not require the Board of Directors or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of the Company’s Named Executive Officers and on whether, and if so, how, to address shareholder disapproval remains with the Board of Directors and the Compensation Committee. Although the Say-on-Pay resolution is non-binding, the Board of Directors will review and consider the voting results when making future executive compensation decisions. Brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION (SAY-ON-PAY).

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER SAY-ON-PAY VOTING

(SAY-ON-FREQUENCY)

This proposal gives our shareholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our Proxy Statement an advisory vote to approve or not approve the compensation of our Named Executive Officers.  Shareholders will have the opportunity at least once every six years to recommend the frequency of future advisory votes on executive compensation. By voting on this proposal, shareholders may indicate whether they prefer that we seek such an advisory vote every one, two or three years. After careful consideration of this proposal, our Board of Directors determined that an advisory vote on executive compensation that occurs every three years is the most appropriate option for the Company, and therefore recommends that shareholders vote for future advisory votes on executive compensation to occur every three years. In reaching its recommendation, our Board of Directors has determined that an advisory vote every three years would permit our compensation programs to be evaluated on a long-term basis and would allow the Company to engage a compensation expert — if it chooses to do so in the future — only every three years, which the Board believes would be a more appropriate use of Company funds, given the Company’s size. Further, our Board believes that a well-structured and meaningful compensation program should include plans that increase shareholder value over the long-term and do not focus on short-term awards and that the effectiveness of such plans cannot be adequately evaluated on an annual or biennial basis.

Vote Required; Board Recommendation

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “EVERY THREE YEARS”, “EVERY TWO YEARS”, “EVERY ONE YEAR,” or you may “ABSTAIN.”  The option receiving a majority of votes cast will be considered the frequency selected by our shareholders on an advisory basis; in the absence of a majority of votes cast in support of any one frequency, the option that receives the greatest number of votes will be considered the frequency selected.  Similar to the effect of your vote for Proposal 3, while we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature, therefore, not binding on us, our Board or the Compensation Committee. Our Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation. Brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR VOTING “EVERY THREE YEARS” ON THE FREQUENCY OF THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL 5

APPROVAL OF THE FOURTH AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

On October 24, 2013 the Board approved the Fourth Amended and Restated Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval.  If the shareholders approve the ESPP, it will become effective on January 1, 2014.

The ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code and will provide eligible employees with an opportunity to purchase shares of Company common stock, $0.001 par value (the “Common Stock”) through payroll deductions. The principal provisions of the ESPP are summarized below. This summary is not a complete description of all of the ESPP’s provisions, and is qualified in its entirety by reference to the ESPP which is attached to this Proxy Statement as

Appendix A. Capitalized terms below in this summary not defined in this Proxy Statement have the meanings set forth in the ESPP.

Purpose.  The ESPP is intended to provide employees of the Company with an opportunity to acquire Common Stock at a discount through payroll deduction.

Shares.  The maximum number of shares which may be sold under the ESPP is 500,000 shares.

Administration.  The ESPP will be administered by the Board, which may from time to time delegate all or part of its authority to a committee composed of at least two Board members, all of whom shall be non-employee directors (the “Plan Administrator”).  The Plan Administrator may delegate to one or more agents the authority to administer the ESPP subject to any terms and limitations imposed by the Plan Administrator.

Eligibility.  Any employee of the Company whose customary employment with the Company is not less than twenty hours per week will be eligible to participate in the ESPP, subject to filling out enrollment forms and complying with other enrollment procedures. However, no employee will be permitted to elect to purchase Common Stock if after such purchase the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary.  As of September 30, 2013, the Company had approximately 44 employees who would be eligible to participate in the ESPP.

Purchase Periods.  Unless otherwise determined by the Plan Administrator, shares of Common Stock will be available for purchase during each calendar quarter (a “purchase period”).  The Plan Administrator may specify the number of shares of Common Stock to be offered during any single purchase period. Any shares that are not purchased during a purchase period may again be sold under the ESPP.

Method of Payment.  Payment for Common Stock purchased under the ESPP will be made by payroll deduction, subject to a minimum deduction of 1% of compensation per pay period and a maximum deduction of 10% of compensation per pay period unless provided otherwise; provided, however, no employee may purchase Common Stock at a rate which exceeds $25,000 of fair market value in a calendar year determined as of the date the Participant accrues purchase rights under the ESPP. Payroll deductions will begin with the first pay period which occurs coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the last pay period which occurs on or prior to the last day of the purchase period.  Each payroll deduction shall be an amount equal to the percentage of the compensation included in that payroll payment that was designated by the Participant in the Participant’s enrollment form.

Purchase of Common Stock.  Common Stock will be purchased on the last day of the purchase period. The amount of Common Stock purchased for which a stock certificate is issued will be the number of whole shares that can be purchased with the amount credited to the account. Fractional shares will not be purchased. Any excess of the amount previously collected during the purchase period over the purchase price of the issued shares shall be promptly refunded or left on deposit for the ensuing quarterly period.

Purchase Price.  The purchase price per share of Common Stock will be 85% of the fair market value of a share on the commencement date of the purchase period. If the fair market value of a share of Common Stock on the last day of the purchase period is less than the fair market value of such share on the commencement date of the purchase period, then the purchase price per share under the Plan on the last day of the purchase period shall be reduced to 85 percent (85%) of the fair market value of such share on the lst day of the purchase period. If the Common Stock is not publicly traded, the value of the Common Stock will be determined in good faith by the Plan Administrator.  If the Common Stock is publicly traded, the share price will be the officially quoted closing price of the stock on the national exchange on which the Common Stock is traded on a particular date.  If there are no stock transactions on such date, the share price will be determined as of the last day on which there were stock transactions.  If the Common Stock is not listed for trading on a national exchange but nevertheless are publicly traded and reported (through the Over the Counter Bulletin Board or otherwise), the share price will be the closing price of the shares on any particular date.  If there are no stock transactions on such date, the fair market value will be determined as of the immediately preceding date on which there were stock transactions.

Termination of Employment; Death.  If a Participant ceases to be an employee of the Company, whether due to termination of employment, retirement, or death, the Participant shall be deemed to have elected to withdraw the Participant’s entire account.  The Participant or its personal representative may either (i) receive stock for the number of shares paid for based on the account balance up to the day prior to the date the Participant ceases employment, or (ii) receive a cash refund of the Participant’s entire account balance.

Amendment.  The Board may amend or suspend the ESPP at any time, but no such action may adversely affect the rights of a Participant holding an outstanding award without such holder’s consent.  Shareholder approval also may be required for certain ESPP amendments.  Furthermore, the ESPP may not, without the approval of the shareholders of the Company, be amended in any manner which will cause the ESPP to fail to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code.

Adjustments to Shares; Acceleration of Purchase.  In the event of a change in Common Stock subject to the ESPP, whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, changes in corporate structure or otherwise, then appropriate adjustments shall be made to the maximum number of shares purchasable under the ESPP or any rights there under.  In the event of a sale of substantially all assets or outstanding capital stock of the Company, each Participant may either (i) receive stock for the number of shares paid for based on the account balance up to the day prior to the date of the sale, or (ii) receive a cash refund of the Participant’s entire account balance.

Federal Income Tax Consequences to Participants.  Payroll deductions to the ESPP are made on an after-tax basis, which means that the applicable federal and state tax withholding is applied to a Participant’s compensation before ESPP contributions are deducted. Participants will not recognize any additional income as a result of participation in the ESPP until the disposal of shares of Common Stock acquired under the ESPP. Participants who hold their shares for more than 24 months after the beginning of the offering period or who die while holding their shares will recognize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price paid by the Participant or (ii) the excess of the fair market value of the shares on the first day of the offering period over the purchase price paid by the Participant.

Participants who dispose of their shares within 24 months after the beginning of the offering period have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date they were purchased by the Participant over the purchase price paid by the Participant.

Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of disposition of the shares. Any additional gain or loss realized on the disposition of shares acquired under the ESPP will be capital gain or loss.

Federal Income Tax Consequences to the Company.  In the event of a disposition of shares by a Participant after the expiration of the required holding periods, the Company will not recognize taxable income, nor will it be entitled to any deduction from income by reason of the Participant’s purchase or disposition of the Common stock. In the event a Participant recognizes compensation income as a result of a disposition prior to the expiration of the required holding periods, the Company will be entitled to a corresponding deduction from its taxable income, subject to the deduction limitation imposed by Section 162(m) of the Code.

The foregoing summary of the effect of federal income taxation upon the Participant with respect to shares purchased under the ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a Participant’s death or the provisions of income tax laws of any municipality, state or foreign country in which the Participant may reside.

YOUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE FOURTH AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

SHAREHOLDER PROPOSALS

No shareholder proposals were received by Corgenix for inclusion in this year’s Proxy Statement.  If a shareholder wishes to present a proposal to be included in the Proxy Statement for the next annual meeting of shareholders, currently scheduled to be held on December 16, 2014, the proposal must be submitted in writing and received by the Corporate Secretary of Corgenix at its corporate offices located at 11575 Main Street, Suite 400, Broomfield, Colorado 80020, no later than July 8, 2014.

ANNUAL REPORT

Together with this Proxy Statement, the Company has distributed to each of our shareholders our Annual Report on Form 10-K for the year ended June 30, 2013, which includes the consolidated financial statements of the Company.  If you have not received a copy of our Form 10-K for the year ended June 30, 2013 we will send you a copy, without charge, upon written request to the Company at the address below.  The Annual Report on Form 10-K includes a list of exhibits filed with the Commission, but does not include the exhibits themselves.  If you wish to receive copies of the exhibits, we will send them to you.  Expenses for copying and mailing the exhibits will be your responsibility.  Please write to:

Corgenix Medical Corporation

11575 Main Street, Suite 400

Broomfield, Colorado 80020

Attention: William H. Critchfield

In addition, the Commission maintains an internet site at: http://www.sec.gov that contains information filed with them.

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

APPENDIX A

CORGENIX MEDICAL CORPORATION

FOURTH AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

I.                                        Purpose

The Corgenix Medical Corporation Fourth Amended and Restated Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of Corgenix Medical Corporation, a Nevada corporation (the “Company”) with an opportunity to acquire a proprietary interest in the Company through their participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  This Plan document is effective January 1, 2014 (the “Effective Date”).

II.                                   Administration

(a)                                 Plan Administrator.  The Plan shall be administered by the board of directors of the Company (the “Board”), which may from time to time delegate all or part of its authority to a committee (the “Committee”) composed of at least two members of the Board, all of whom shall be Non-Employee Directors.  A Non-Employee Director is a director who meets the definition of Non-Employee Director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  References herein to the Plan Administrator refer to the Board or, to the extent the Board delegates its authority to the Committee, to the Committee.  The Plan Administrator shall have full authority to administer the Plan, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code.  The Plan Administrator may delegate to an agent or agents any of its responsibilities under the Plan except its responsibilities to establish the number of shares available for purchase by employees during any purchase period, the maximum and minimum percentage of base compensation to be paid by any single employee for the purchase of stock during any of the periods and its authority to construe and interpret the provisions of the Plan.

(b)                                 Actions of Plan Administrator.  All actions taken and all interpretations and determinations made by the Plan Administrator in good faith (including determinations of fair market value) shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Plan Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Plan Administrator shall, in addition to their rights as Directors, be fully protected by the Company with respect to any such action, determination or interpretation.

III.                              Purchase Periods

Unless otherwise determined by the Plan Administrator, a purchase period shall commence on the first day of each calendar quarter and shall terminate on the last day of each such quarter.  The initial quarterly purchase period shall commence on the Effective Date of the Plan.  The Plan Administrator may, from time to time, establish purchase periods with differing commencement dates and durations.  In no event, however, shall a purchase period extend beyond 27 months.

IV.                               Eligibility and Participation

(a)                                 Every employee of the Company who, on the commencement date of the purchase period, is employed on a basis which customarily requires not less than 20 hours of service per calendar week is eligible to participate in the Plan during a purchase period.  The Company’s employment classification of an individual as an eligible or non-eligible employee/independent contractor shall be binding and conclusive for all purposes.

(b)                                 An eligible employee may become a Participant in the Plan for a particular purchase period by completing the enrollment forms (the “Enrollment Forms”) prescribed by the Plan Administrator and filing such forms prior to the commencement date of the purchase period with the person designated by the Plan Administrator.  No Enrollment Forms will be accepted from an individual who is not on the active payroll of the Company on the filing date, unless such individual is temporarily off the payroll by reason of illness, vacation, jury duty or other employer-approved absence.

V.                                    Stock Subject to Plan

(a)                                 Common Stock.  The stock which is purchasable by Participants shall be the Company’s authorized but unissued or reacquired Common Stock, par value $.00l per share (the “Common Stock”).  In order to have shares available for sale under the Plan, the Company may repurchase shares of Common Stock on the open market, issue authorized but unissued stock or otherwise.  The maximum number of shares which may be sold to employees during any single purchase period shall be established by the Plan Administrator prior to the beginning of the purchase period; provided however, that the total number of shares which may be sold to employees throughout the entire duration of the Plan shall not exceed five hundred thousand (500,000) shares subject to adjustment under subparagraph (b) below.

(b)                                 Changes in Capital Structure.  In the event any change is made to the Common Stock purchasable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares purchasable under the Plan, the maximum number of shares purchasable under any right to purchase stock outstanding under the Plan, and the number of shares and price per share of stock subject to rights to purchase stock outstanding under the Plan.

VI.                               Purchase of Common Stock

(a)                                 Right to Purchase.  An eligible employee who becomes a Participant for a particular purchase period shall have the right, as of the beginning of the purchase period, to purchase Common Stock upon the terms and conditions set forth below.

(b)                                 Price Per Share.  Except as provided in Section VI(i), the purchase price per share shall be 85 percent of the fair market value of a share of Common Stock on the commencement date of the purchase period.  If the Common Stock is not traded publicly, the fair market value of a share of Common Stock on any date shall be determined, in good faith, by the Plan Administrator after consultation with outside legal, accounting or other experts as the Plan Administrator may deem advisable, and the Plan Administrator shall maintain a written record of its method of determining such value.  If the Common Stock is traded publicly, fair market value shall be determined based on the officially quoted closing price of the Common Stock on the national exchange on which the Common Stock is traded on a particular date.  If there are no Common Stock transactions on such date, the fair market value shall be determined as of the immediately preceding date on which there were Common Stock transactions.  If the Common Stock is not listed for trading on a national exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the fair market value shall be determined based on the closing price of the Common Stock on any particular date.  If there are no Common Stock transactions on such date, the fair market value will be determined as of the immediately preceding date on which there were Common Stock transactions.

(c)                                  Total Purchase Price.  Each Participant shall, for any purchase period, have the right to purchase Common Stock with a total purchase price equal to a designated percentage of the Participant’s Compensation.  A “Participant’s Compensation” for a particular purchase period shall be the amount of the Participant’s base salary or wages, and overtime pay but excluding bonuses and other incentive payments, that is payable to the Participant at any time or from time to time during the purchase period.  Each Participant shall designate in his or her Election Form the whole percentage of his or her Compensation the Participant wishes to pay for the purchase of stock for the particular purchase period, subject to the provisions set forth below which shall be uniformly applied to all Participants in a particular purchase period:

(i)            The maximum percentage of a Participant’s Compensation which may be paid for the purchase of stock in a particular purchase period shall be ten percent (10%); provided, however, that the Plan Administrator shall establish prior to the beginning of the purchase period a maximum number of shares (subject to adjustment under Section V(b)) that may be purchased during the purchase period by each Participant.

(ii)           The minimum percentage of a Participant’s Compensation which may be paid for the purchase of stock in a particular purchase period shall be one percent (1%).

(iii)                               No right to purchase shares under the Plan shall be granted to an employee if such employee would, immediately after the grant, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company as defined in Section 424(f) of the Code.  An employee’s stock ownership shall be determined under Section 424(d) of the Code and stock which an employee may purchase under any outstanding options shall be treated as stock owned by the employee.

Notwithstanding the provisions of paragraphs (i) and (ii), above, the Plan Administrator may, in its discretion, establish any other maximum and minimum percentages of Compensation to be paid for stock under the Plan.

(d)                                 Allocation of Available Shares.  Should the total number of shares of Common Stock which may be purchased under the purchase agreements of all Participants for a particular purchase period exceed the number of shares available for sale under the Plan, then the Plan Administrator shall make a pro rata allocation of the available shares and shall notify each Participant of such allocation.

(e)                                  Payment.  Payment of the purchase price for stock under the Plan shall be effected by means of payroll deductions, which shall begin with the first pay period which occurs coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the last pay period which occurs on or prior to the last day of the purchase period.  Each payroll deduction shall be an amount equal to the percentage of the Compensation included in that payroll payment that was designated by the Participant in the Participant’s Enrollment Form.

(f)                                   Termination of Right to Purchase.  A Participant may, at any time prior to the last day of the purchase period, terminate his or her right to purchase stock under the Plan by notifying the Plan Administrator or its delegate in writing.  Any amounts deducted from the Participant’s pay or otherwise collected from the Participant by reason of his or her participation in the Plan for such purchase period shall be refunded, and no further amounts will be collected from the Participant (by payroll deduction or otherwise) during the remainder of the purchase period.  A Participant’s termination of his or her right to purchase shall be irrevocable with respect to the purchase period to which it pertains.

(g)                                  Termination of Employment.  If a Participant ceases to be an employee of the Company for any reason (including death or retirement) during a purchase period, the Participant or the Participant’s personal representative may either

(i)                                     receive a stock certificate for the number of shares of Common Stock paid for pursuant to payroll deductions made on behalf of the Participant during the purchase period up to the day prior to the date of the Participant’s cessation of employment; or

(ii)                                  receive a cash refund of all sums previously collected from the Participant during the purchase period.

Any election provided by this Section VI(g) shall be exercisable only during the 30-day period following the date of the Participant’s cessation of employment (but in no event later than the last date of the purchase period), and the underlying right to purchase stock under the Plan shall terminate upon the exercise of such election.  If a Participant or the Participant’s personal representative fails to make a timely election under this Section VI(g), the Company shall treat such failure as an election to exercise alternative (ii).

(h)                                 Exercise.  Each right to purchase stock under the Plan other than a right to purchase stock which has been accelerated under the Plan or which has been previously terminated under the Plan shall be exercised automatically on the last day of the purchase period.  Promptly after the date of exercise of any right to purchase stock under the Plan, the Participant, or his or her nominee, shall be issued a stock certificate for the whole number of shares for which the Participant’s right to purchase has been exercised.  Not more than one certificate shall be issued pursuant to the exercise of any right to purchase stock under the Plan.  Any excess of the amount previously collected during the purchase period over the purchase price of the issued shares shall be promptly refunded or left on deposit for the ensuing quarterly period.

(i)                                     Reduction of Purchase Price.  If the fair market value of a share of Common Stock on the last day of the purchase period is less than the fair market value of such share on the commencement date of the purchase period, then the purchase price per share under the Plan on the last day of the purchase period shall be reduced to 85 percent (85%) of the fair market value of such share on the last day of the purchase period.  Each right to purchase stock under the Plan not previously exercised or terminated shall be automatically exercised on the last day of the purchase period for the number of whole shares obtained by dividing the sum on deposit from the Participant (and not refunded) by the purchase price per share determined under this Section VI(i), but in no event shall any right to purchase stock under the Plan be exercised for more than the specified number of shares, if any, (subject to adjustment under Section V(b)) established by the Plan Administrator pursuant to Section VI(c)(i) prior to the beginning of the purchase period, and the balance shall be at the sole option of the Company promptly refunded or left on deposit for the ensuing quarterly period.  For example, if a Participant has $1,000.00 on account and the Company’s stock price pursuant to this paragraph is determined to be $0.68, then one thousand four hundred seventy (1,470) shares will be issued ($1,000.00 divided by $0.68) and $0.40 will be left on deposit or refunded as herein stated.

(j)                                    Rights as Shareholder.  A Participant shall have no rights as a shareholder with respect to shares subject to a right to purchase stock granted under the Plan until such right to purchase is exercised.  No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of exercise.

(k)                                 Assignability.  No right to purchase stock granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of the descent and distribution, and during the lifetime of the Participant such rights to purchase stock shall be exercisable only by the Participant.

(l)                                     Accrual Limitations.  No Participant shall be entitled to accrue rights to purchase stock under this Plan which, when aggregated with purchase rights accruable by him under other qualified employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company (as defined in Section 424(f) of the Code), would permit such Participant to purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of such Common Stock on the date the Participant accrues purchase rights under the Plan) for each calendar year such purchase rights are at any time outstanding.

(m)                             Merger or Liquidation of Company.  In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation, each participant may either

(i)                                     receive a stock certificate for the number of shares of Common Stock paid for pursuant to payroll deductions made on behalf of the Participant during the purchase period up to the day prior to the date of such transaction; or

(ii)                                  receive a cash refund of all sums previously collected from the Participant during the purchase period.

(n)                                 No Interest.  No interest shall be paid on any monies refunded to Participants pursuant to the provisions of this Plan.

(o)                                 Withholding.  The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with the purchase of stock under the Plan or the sale of such stock that is not held for at least two years after the beginning of the purchase period during which the stock was purchased.  Such withholding may include all or any portion of any payment or other compensation payable to the Participant, unless the Participant reimburses the Company for such amount.

VII.                          Amendment

The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect rights and obligations with respect to rights to purchase stock at the time outstanding under the Plan; and provided, further, that no such action of the Board may, without the approval of the shareholders of the Company, increase the number of shares subject to the Plan or the maximum number of shares for which a right to purchase stock under the Plan may be exercised (unless necessary to effect the adjustments required by Section V(b)), extend the term of the Plan, alter the per share purchase price formula so as to reduce the purchase price per share specified in the Plan otherwise materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.  Furthermore, the Plan may not, without the approval of the shareholders of the Company, be amended in any manner which will cause the Plan to fail to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code.

VIII.                     Effective Date

This Plan was originally approved by the Board and became effective on February 1, 1999, and was approved by the Company’s Shareholders on January 26, 2000.  The Amended and Restated Employee Stock Purchase Plan was approved by the Board and became effective on October 1, 2002, and was approved by the Company’s Shareholders on December 11, 2002. The Second Amended and Restated Employee Stock Purchase Plan was approved by the Board and became effective on February 20, 2007, and was approved by the Company’s Shareholders on April 26, 2007.  The Third Amended and Restated Employee Stock Purchase Plan was approved by the Company’s shareholders at the annual meeting on January 17, 2012, and subject to the approval of the Company’s shareholders. The Fourth Amended and Restated Employee Stock Purchase Plan was approved by the Board on October 24, 2013, but effective January 1, 2014, and subject to the approval of the Company’s shareholders.

Corgenix Medical Corporation

By:	Douglass T. Simpson
President and CEO

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X CORGENIX MEDICAL CORPORATION 01PUDB 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Those signing as an executor, administrator, trustee, guardian, or attorney must indicate so. Attorneys must submit powers of attorney. Please sign name(s) exactly as they appear on the books of the Corporation. For joint accounts, each joint owner must sign. If the signer is a corporation or partnership the corporation’s or partnership's signature must be by a duly-authorized officer of the corporation or partner of the partnership. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A PROPOSALS — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 5 AND “THREE YEARS” FOR PROPOSAL 4. For Against Abstain 2. To ratify the appointment of Hein & Associates LLP, as our independent public accountants for the fiscal year ending June 30, 2014; For Against Abstain 3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement that accompanies this notice (Say-on-Pay); 5. To approve the Corgenix Medical Corporation Fourth Amended and Restated Employee Stock Purchase Plan; and 01 - DR. BRANDON J. PRICE 04 - ROBERT TUTAG 07 - DAVID LUDVIGSON 02 - DENNIS FUSCO 05 - DENNIS WALCZEWSKI 03 - DOUGLASS T. SIMPSON 06 - STEPHEN P. GOUZE 1. To elect seven (7) directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified; For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 1 Year 2 Years 3 Years Abstain 4. To vote, on a non-binding advisory basis, on the frequency of holding a shareholder vote on executive compensation (Say-On-Frequency); MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 7 4 9 8 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 AM, MST December, 17th 2013. Vote by Internet • Go to www.investorvote.com/CONX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Douglass T. Simpson, President and Chief Executive Officer, as proxy with the power to appoint his substitutes and hereby authorizes him to represent and vote, as designated below, all of the shares of stock of Corgenix Medical Corporation held by the undersigned as of October 30, 2013 at the Annual Meeting of Stockholders to be held on December 17, 2013 at 9:00 A.M., Mountain Time, at 11575 Main Street, Suite 400, Broomfield, Colorado 80020, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the matters specified on the reverse side. THIS PROXY IS REVOCABLE AND WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 5 AND 3 YEARS FOR PROPOSAL 4. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, OR RETURN IT TO CORGENIX MEDICAL CORPORATION, 11575 MAIN STREET, SUITE 400, BROOMFIELD, COLORADO 80020. THIS GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ON THE REVERSE SIDE. [Continued on Reverse] Proxy — CORGENIX MEDICAL CORPORATION C Non-Voting Items Change of Address — Please print new address below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and 10-K are available at: www.edocumentview.com/CONX IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X CORGENIX MEDICAL CORPORATION 01PUEB 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Those signing as an executor, administrator, trustee, guardian, or attorney must indicate so. Attorneys must submit powers of attorney. Please sign name(s) exactly as they appear on the books of the Corporation. For joint accounts, each joint owner must sign. If the signer is a corporation or partnership the corporation’s or partnership's signature must be by a duly-authorized officer of the corporation or partner of the partnership. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A For Against Abstain 2. To ratify the appointment of Hein & Associates LLP, as our independent public accountants for the fiscal year ending June 30, 2014; For Against Abstain 3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement that accompanies this notice (Say-on-Pay); 5. To approve the Corgenix Medical Corporation Fourth Amended and Restated Employee Stock Purchase Plan; and 01 - DR. BRANDON J. PRICE 04 - ROBERT TUTAG 07 - DAVID LUDVIGSON 02 - DENNIS FUSCO 05 - DENNIS WALCZEWSKI 03 - DOUGLASS T. SIMPSON 06 - STEPHEN P. GOUZE 1. To elect seven (7) directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified; For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 1 Year 2 Years 3 Years Abstain 4. To vote, on a non-binding advisory basis, on the frequency of holding a shareholder vote on executive compensation (Say-On-Frequency); PROPOSALS — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 5 AND “THREE YEARS” FOR PROPOSAL 4. MMMMMMMMMMMM 1 7 4 9 8 1 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Douglass T. Simpson, President and Chief Executive Officer, as proxy with the power to appoint his substitutes and hereby authorizes him to represent and vote, as designated below, all of the shares of stock of Corgenix Medical Corporation held by the undersigned as of October 30, 2013 at the Annual Meeting of Stockholders to be held on December 17, 2013 at 9:00 A.M., Mountain Time, at 11575 Main Street, Suite 400, Broomfield, Colorado 80020, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the matters specified on the reverse side. THIS PROXY IS REVOCABLE AND WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 5 AND 3 YEARS FOR PROPOSAL 4. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, OR RETURN IT TO CORGENIX MEDICAL CORPORATION, 11575 MAIN STREET, SUITE 400, BROOMFIELD, COLORADO 80020. THIS GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ON THE REVERSE SIDE. [Continued on Reverse] Proxy — CORGENIX MEDICAL CORPORATION Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and 10-K are available at: www.edocumentview.com/CONX